Exhibit 99.1

Papa John’s Announces Senior Management Promotions

Tony Thompson promoted to Chief Operating Officer and President, PJ Food Service; Lance Tucker named Chief Financial Officer, Chief Administrative Officer and Treasurer; and Tim O’Hern named Chief Development Officer

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 30, 2012--Papa John’s International, Inc. (NASDAQ: PZZA) today announced the promotion of Tony Thompson to Chief Operating Officer and President, PJ Food Service. Thompson, who most recently served as Executive Vice President, Global Operations and President, PJ Food Service, will continue to report to Papa John’s Founder, Chairman and Chief Executive Officer John Schnatter.

“Tony has been a tremendous asset to the entire Papa John’s system,” said Schnatter. “His leadership, vision and drive have helped the company achieve tremendous results over the past 18 months, and have helped position the company for long-term success.”

Thompson is responsible for leading the company’s global operations and will continue to lead the operations of PJ Food Service, Inc., Papa John’s food manufacturing and distribution subsidiary; Quality Control Center Operations; Strategic Supply Chain Management; and Research & Development/Quality Assurance functions.

The company also announced Lance Tucker, Chief Financial Officer and Treasurer, will assume the additional role of Chief Administrative Officer, and the promotion of Tim O’Hern to Chief Development Officer. Tucker will continue to report to Schnatter, and O’Hern will report to Thompson. Tucker, who first joined Papa John’s in 1994, will now oversee the legal and corporate communications functions in addition to his finance and accounting responsibilities. O’Hern, who first joined Papa John’s in 1996, will continue to lead Papa John’s global development efforts.

“Lance and Tim have played integral roles in the growth and success of Papa John’s for nearly two decades,” said Schnatter. “I am confident in their abilities to keep moving the company forward as we continue to focus on accelerated unit growth and strong unit economics.”

Headquartered in Louisville, Kentucky, Papa John’s International, Inc. (NASDAQ: PZZA) is the world’s third largest pizza company. For 11 of the past 13 years, consumers have rated Papa John’s No. 1 in customer satisfaction among all national pizza chains in the American Customer Satisfaction Index (ACSI). Papa John’s also earned the 2012 Harris Poll EquiTrend® Pizza Brand of the Year. Papa John’s is the Official Pizza Sponsor of the National Football League and Super Bowl XLVII. For more information about the company or to order pizza online, visit Papa John’s at www.papajohns.com.

Forward-Looking Statements

Certain matters discussed in this press release and other company communications constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such statements may relate to projections concerning revenue, earnings, margins, unit growth and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements.

The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to: changes in pricing or other marketing or promotional strategies by competitors which may adversely affect sales, including an increase in or continuation of the aggressive pricing and promotional environment; new product and concept developments by food industry competitors; the ability of the company and its franchisees to meet planned growth targets and operate new and existing restaurants profitably; general economic conditions and resulting impact on consumer buying habits; changes in consumer preferences; increases in or sustained high costs of food ingredients and other commodities, paper, utilities, fuel, employee compensation and benefits, insurance and similar costs (including the impact of the implementation of federal health care legislation); the ability of the company to pass along increases in or sustained high costs to franchisees or consumers; the impact of legal claims and current proposed legislation impacting our business; the impact that product recalls, food quality or safety issues, and general public health concerns could have on our restaurants; and increased risks associated with our international operations. These and other risk factors are discussed in detail in “Part I. Item 1A. - Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 25, 2011. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

CONTACT:
Papa John’s International, Inc.
Darryl Carr, 502-261-4318
Director, Corporate Communications